Exhibit 99.1

News

FOR IMMEDIATE RELEASE

Contact:
Michael Courtian
Vice President
Investor Relations and Corporate Finance
(212) 553-7194
michael.courtian@moodys.com

Moody’s Corporation Reports Record Results for the First Quarter of 2003

New York, NY – April 22, 2003 – Moody’s Corporation (NYSE: MCO) today announced results for the first quarter of 2003.

Summary of Results for First Quarter 2003

Moody’s achieved record revenue and earnings per share in the first quarter of 2003. Revenue rose to $278.2 million, an increase of 20% from $231.6 million for the same quarter last year. Revenue in the first quarter of 2003 included KMV, which Moody’s acquired in April 2002. On a pro forma basis, assuming that Moody’s had acquired KMV on January 1, 2002, Moody’s revenue in the first quarter of 2002 would have been $244.9 million and revenue growth in the first quarter of 2003 would have been 14%.

Diluted earnings per share for the first quarter of 2003 rose to $0.55 before a non-recurring gain on an insurance recovery related to the September 11th tragedy, an increase of 20% from $0.46 for the first quarter of 2002. On a reported basis, including the non-recurring insurance gain, diluted earnings per share for the quarter were $0.61. Earnings per share included a $0.01 impact related to the company’s previously announced decision to begin expensing stock options and other stock-based compensation plans in 2003.

Operating income for the first quarter of 2003 was $149.1 million, an increase of 11% from $134.7 million for the same quarter last year. Non-operating income for the quarter included $13.6 million for the insurance gain. Net income for the first quarter of 2003 was $91.9 million, an increase of 27% from $72.6 million for the prior year quarter.

In addition to its reported results, Moody’s has included above and elsewhere in this earnings release certain adjusted results that the Securities and Exchange Commission defines as “non-GAAP financial measures”. Management believes that such non-GAAP financial measures, when read in conjunction with the GAAP presentations, can provide useful supplemental information for investors analyzing period to period comparisons of the company’s growth. These non-GAAP financial measures relate to: (1) presenting 2002 revenue and expenses as if Moody’s April 2002 acquisition of KMV had taken place on January 1, 2002; (2) presenting 2003 earnings per share before the non-recurring gain on the insurance recovery; and (3) presenting 2003 earnings per share before the impact of expensing stock-based compensation plans, since 2003 is the first year in which such expense is being recognized in the company’s reported results.

“Moody’s produced impressive results this quarter in spite of challenging conditions in some of our businesses,” said John Rutherfurd Jr., President and Chief Executive Officer of Moody’s Corporation. “Revenue growth at Moody’s Investors Service was in line with our long-term targets. We also achieved important gains in earnings per share based on our efforts to reduce our tax rate and to repurchase shares.”

Revenue

Moody’s Investors Service (“MIS”) global ratings revenue totaled $224.7 million in the first quarter, an 11% increase from $202.0 million in the first quarter of 2002; research revenue grew 33% to $28.7 million.

Global structured finance revenue totaled $97.8 million for the first quarter of 2003, an increase from $88.6 million a year earlier. The rate of growth of structured finance revenue was 10%, significantly less than the 39% growth rate achieved in 2002. U.S. structured finance percent revenue growth was in the high single digits, benefiting from good growth in asset-backed securities, residential mortgage-backed securities and credit derivatives. Growth in revenue from asset-backed commercial paper ratings slowed partly in response to changes in accounting rules that could consolidate some commercial paper programs back onto sponsors’ balance sheets. International structured finance reported mid-teens percent revenue growth, reflecting a solid increase in Europe and weakness in Latin America.

Global corporate finance revenue of $61.4 million in the first quarter of 2003 was up 6% from $58.0 million in the same quarter of 2002. In the U.S., year-to-year revenue growth was modest as issuance volumes declined versus the first quarter of 2002, although the issuance trend was positive versus the fourth quarter of 2002, especially in speculative grade. In Europe, growth was robust due to strong issuance and continued growth in new rating relationships.

Global financial institutions and sovereigns revenue totaled $45.7 million for the first quarter of 2003, up 21% compared with the prior year period. This sector showed strong growth in the dollar volume of issuance in the U.S. and Europe, reflecting fewer perceived credit risks for financial issuers than corporates and issuer eagerness to take advantage of the favorable interest rate environment and narrowing spreads.

U.S. public finance revenue grew 12% to $19.8 million for the first quarter of 2003 as a result of the favorable interest rate environment and continued weakness in municipal tax receipts.

Moody’s KMV (“MKMV”) revenue was $24.8 million for the quarter, an increase of 16% assuming that Moody’s had owned KMV for the first quarter of 2002. MKMV’s results reflected a strong increase in subscription revenue related to quantitative credit risk assessment products, with lower revenue from software sales compared with a very strong 2002 first quarter. Moody’s KMV made good progress toward achieving its 2003 and longer term financial goals despite the year-to-year weakness in software sales in the first quarter.

Moody’s U.S. revenue of $183.3 million for the first quarter of 2003 was up 14% from the first quarter of 2002 on a reported basis and up 10% assuming that Moody’s had owned KMV for the first quarter of 2002. International revenue of $94.9 million in the first quarter of 2003 was 33% higher than in the prior year period on a reported basis and 22% higher assuming that Moody’s had owned KMV for the prior year period. International revenue accounted for 34% of Moody’s total in the quarter, up from 31% for the first quarter of 2002.

Expenses

Total expenses were $129.1 million in the first quarter of 2003, 33% higher than in the prior year period on a reported basis. Assuming that Moody’s had owned KMV for the first quarter of 2002, expenses for the prior year period would have been $110.8 million, and first quarter 2003 expense growth would have been 17%. As previously announced, Moody’s adopted a policy of expensing stock options granted on or after January 1, 2003. Expenses for the first quarter of 2003 included $1.9 million related to stock-based compensation plans, mainly for stock options granted in February, whereas no such expense was recorded in the prior year period. Moody’s operating margin for the first quarter of 2003 was 54%, down from the exceptionally high 58% in the first quarter of 2002. This decline is consistent with the guidance Moody’s provided at the time of its fourth quarter 2002 earnings release, that full-year margins in 2003 are expected to decline by about 1.5% from 2002, before the impact of expensing stock-based compensation plans. About 0.9% of this decline should come from the strong expected growth of the lower margin MKMV business. Excluding costs associated with KMV, the most significant contributors to the year-over-year decline in the operating margin were continued investment spending on enhanced ratings practices, technology initiatives and product development and continued hiring to support growth areas of the business.

Tax Rate

Moody’s effective tax rate for the first quarter of 2003 was 41.5% compared with 44.2% for the first quarter of 2002. Significant factors contributing to the year-over-year improvement include continued operating growth in jurisdictions with lower tax rates than New York and the establishment of a New York captive insurance company, which was approved by state insurance authorities during 2002.

Share Repurchases

Moody’s repurchased 1.2 million shares during the first quarter of 2003 at a total cost of $50.5 million. Of these shares, 0.6 million were repurchased to offset shares issued under employee stock plans. Since becoming a public company in September 2000 and through March 31, 2003, Moody’s has repurchased 20.7 million shares at a total cost of $759.8 million, including 6.7 million shares to offset shares issued under employee stock plans. Management continues to anticipate completing the current $450 million share repurchase authorization by mid-2004.

Outlook for Full Year 2003

The macroeconomic environment in which Moody’s currently operates has not changed significantly since the company provided its 2003 revenue and earnings guidance in February. Within the ratings business, we expect moderate growth in global structured finance revenue. In the U.S. we believe a decline in mortgage refinancings in the second half of 2003, while now expected later in the year than originally anticipated, and continued slow growth in consumer spending will result in lower growth in 2003 than in prior years. In international structured finance markets, secular forces will likely continue to drive growth at or near 20% for the year. In our corporate finance business, we anticipate modest revenue growth in 2003 driven by the speculative grade market in the U.S. and international activity. In particular, U.S. investment grade debt issuance will likely remain sluggish versus prior year issuance as the volume of outstanding debt still to be refinanced declines and the need for new borrowings to fund investment and mergers and acquisitions is expected to remain weak. Financial institutions issuance should decline from the very high levels of the first quarter. In the U.S. public finance sector we now expect issuance to be flat to modestly higher in 2003. We think issuers will continue to rely on public debt to fund their budgets as tax receipts remain weak but this will be partly offset by a decline in refinancing activity. We believe growth will remain strong in our research business. Finally, we expect healthy growth in our MKMV business.

Overall for 2003, Moody’s expects that percent revenue growth will be in the mid-to-high single digits on a pro forma basis, as if KMV had been acquired at the beginning of 2002. On a reported basis, we expect that percent revenue growth will be in the high single digits.

Moody’s expenses for 2003 will likely reflect continued investment spending on enhanced ratings practices, technology initiatives and product development and continued hiring to support growth areas of the business. Moody’s continues to expect a decline of about 1.5% in the operating margin in 2003, before the impact of expensing stock-based compensation plans, compared to the very high margin level in 2002.

When we provided our 2003 guidance in February we expected that diluted earnings per share would grow in the low double digits, to the range of $2.01 to $2.07 before the estimated $0.04 per share impact of expensing stock-based compensation plans. This guidance also did not reflect the $0.05 per share gain on the insurance recovery, as it was not known with certainty at the time.

The lower effective tax rate in the first quarter of 2003 is expected to persist for the full year and should provide an incremental $0.04 in earnings per share for the year compared with our prior guidance. Overall, Moody’s now expects full-year 2003 diluted earnings per share in the range of $2.05 to $2.11 before the impact of expensing options and before the gain on the insurance recovery, and $2.06 to $2.12 after those items.

Moody’s Corporation (NYSE: MCO) is the parent company of Moody’s Investors Service, a leading provider of credit ratings, research and analysis covering debt instruments and securities in the global capital markets, and Moody’s KMV, a credit risk management technology firm serving the world’s largest financial institutions. The corporation reported revenue of $1,023 million in 2002. Further information is available at www.moodys.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this release are forward-looking statements and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements and other information are made as of April 22, 2003, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to Nationally Recognized Statistical Rating Organizations; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the Company’s global tax planning initiatives; the outcome of those tax and legal contingencies that relate to Old D&B, its predecessors and their affiliated companies for which the Company has assumed portions of the financial responsibility; the ability of the Company to successfully integrate the KMV and MRMS businesses; a decline in the demand for credit risk management tools by financial institutions; and other risk factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and in other filings made by the Company from time to time with the Securities and Exchange Commission.

Moody’s Corporation
Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,

Amounts in millions, except per share amounts	2003	2002

Revenue	$278.2	$231.6
Expenses
Operating, selling, general and administrative expenses	121.3	92.8
Depreciation and amortization	7.8	4.1

Total expenses	129.1	96.9

Operating income	149.1	134.7

Interest and other non-operating income (expense), net (a)	8.0	(4.6)

Income before provision for income taxes	157.1	130.1
Provision for income taxes	65.2	57.5

Net income	$91.9	$72.6

Earnings per share
Basic	$0.62	$0.47

Diluted	$0.61	$0.46

Weighted average number of shares outstanding
Basic	148.1	154.4

Diluted	151.5	158.1

(a)	Non-operating income for the first quarter of 2003 includes a $13.6 million non-recurring gain on an insurance recovery related to the September 11th tragedy. Excluding this gain, diluted earnings per share for the first quarter of 2003 would have been $0.55.

Moody’s Corporation
Supplemental Revenue Information (Unaudited)

	Three Months Ended
	March 31,

Amounts in millions	2003	2002	(a)

Moody’s Investors Service
Structured finance	$97.8	$88.6
Corporate finance	61.4	58.0
Financial institutions and sovereign risk	45.7	37.7
Public finance	19.8	17.7

Total ratings revenue	224.7	202.0
Research	28.7	21.5

Total Moody’s Investors Service	253.4	223.5
Moody’s KMV	24.8	8.1

Total revenue	$278.2	$231.6

Revenue by geographic area (b)
United States	$183.3	$160.5
International	94.9	71.1

Total revenue	$278.2	$231.6

(a)	KMV was acquired on April 12, 2002, during the Company’s fiscal second quarter. On a pro forma basis, assuming that Moody’s had acquired KMV on January 1, 2002, first quarter 2002 Moody’s KMV revenue would have been $21.4 million and total Moody’s revenue would have been $244.9 million. On this pro forma basis, revenue by geographic area would have been $167.1 million in the United States and $77.8 million for International.

(b)	Certain prior year amounts have been reclassified to conform to the current year presentation.